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Exhibit 32.2

CERTICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with this Admendment No. 1 to the Quarterly Report of AEP Industries Inc. (the "Company") on Form 10-Q for the three months ended January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul M. Feeney, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 12, 2004

/s/  PAUL M. FEENEY

Paul M. Feeney
Chief Financial Officer

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CERTICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002